Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact:
Don Armour
203.614.5124
darmour@czn.com


    Citizens Communications Announces Pricing of $750 Million in Senior Notes

STAMFORD, CONN, March 19, 2007 -- Citizens Communications Company (NYSE: CZN) announced today that it has priced its offering of $300 million in aggregate principal amount of 6-5/8% senior unsecured notes due March 15, 2015 (the "2015 Notes") and $450 million in aggregate principal amount of 7-1/8% senior unsecured notes due March 15, 2019 (the "2019 Notes"). The issue price is 100% of the principal amount of each series of notes. The closing of the sale of the notes, which is subject to customary conditions, is expected to occur on March 23, 2007.

Citizens intends to use the net proceeds from the offering to refinance $200 million principal amount of indebtedness incurred on March 8, 2007 under a bridge loan facility in connection with the acquisition of Commonwealth Telephone Enterprises, Inc. and to redeem, repurchase or otherwise retire for value $495.2 million principal amount of our 7.625% Senior Notes due 2008. Any remaining net proceeds will be used to pay integration costs and settle liabilities associated with the acquisition of Commonwealth.

The notes are senior unsecured obligations and will rank equally with all other existing and future senior unsecured indebtedness. The notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States pursuant to Regulation S under the Securities Act. The notes were not registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This announcement is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. This announcement is being issued pursuant to and in accordance with Rule 135c under the Securities Act.


About Citizens Communications Company

Citizens Communications Company (NYSE: CZN) is a full-service communications provider and one of the largest local exchange telephone companies in the country. Under the Frontier brand name, the company offers telephone, television and internet services, as well as bundled offerings, ESPN360 streaming video, residential security solutions and specialized bundles for small businesses and home offices.

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Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect," and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: our ability to successfully integrate the operations of Commonwealth Telephone Enterprises, Inc. and to realize the synergies from the acquisition; changes in the number of our revenue generating units; greater than anticipated competition from wireless or wireline carriers; the effects of ongoing changes in the regulation of the communications industry; our ability to successfully introduce new product offerings, including bundled service packages; our ability to sell enhanced services; our ability to comply with federal and state regulations; our ability to effectively manage our operations, costs and capital spending; our ability to successfully renegotiate expiring union contracts; overall changes in the telecommunications market and general and local economic and employment conditions. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.